NEWS RELEASE

ALASKA SILVER 2025 EXPLORATION UPDATE

TUCSON, ARIZONA, US - October 15, 2025 - Alaska Silver Corp. (the "Company," "Alaska Silver" or "WAM") (TSXV: "WAM" and OTCQX: "WAMFF") is pleased to provide an exploration update for the 2025 field program completed on its 100% owned Illinois Creek ("IC") Carbonate Replacement Deposit ("CRD") project in western Alaska.  In addition to a limited drilling program, an exciting entirely new mineralization zone ("Silver Sage") was discovered through follow-up work on historical soil geochemical anomalies.

Drilling Highlights:

● Drilling commenced on July 25, 2025. Drilling was completed on September 28, 2025 due to the early onset of winter weather.

● A total of 2,964.0 meters were drilled across 13 exploration drill holes. Four drill holes consisting of 2,057.6m were drilled at the Waterpump Creek South target and nine drill holes consisting of 906.5m were drilled at a new discovery zone, Silver Sage.

● More details about Waterpump Creek South and our Silver Sage discovery will be provided as assay results are received and reviewed.

Field Activities:

● 13 trenches at Silver Sage were excavated, mapped, and sampled.

● Over 150 excavator pits were mapped to advance the IC district geological interpretation.

● Additional field mapping and geochemical sampling were conducted across the district, targeting new areas of CRD potential identified from the 2024 SkyTEM geophysical survey flown by the US Geological Survey and Alaska Depart of Geological & Geophysical Survey.

● 46 new State of Alaska mining claims were staked to expand our claim block.

"The approval of our prospectus by the United States Securities and Exchange Commission on September 30 and the successful closing of our US$13.8 million US Initial Public Offering on October 3 were watershed events for Alaska Silver," stated Kit Marrs, President and CEO of Alaska Silver. "The completion of the SEC filing lifts the financing news restriction, so I look forward to communicating with our shareholders again - starting soon with this year's exploration results once we have them all in hand."

Kit Marrs continued, "The recent positive climate in capital markets and especially silver exploration enabled the Company to move forward with a limited summer field program beginning in July. We completed nearly 3,000 meters of drilling in thirteen holes.  Additionally, our hardworking field crew successfully carried out an effective exploration campaign that led to the discovery of a new mineralized zone known as Silver Sage.  Assays from both projects will be shared with you as they become available in the coming weeks and months."

Exploration Activities

During the 2025 field season, exploration activities were primarily focused on two areas within the Illinois Creek Project: the Waterpump Creek South extension and the newly identified Silver Sage prospect.

At Waterpump Creek South, we conducted a limited drilling campaign to identify extensions of the high-grade silver-lead-zinc massive sulfide mineralization (75 Moz @ 980 g/t AgEq Inferred - see Press Release of Feb. 22, 2024) that was initially discovered in 2021. Four diamond drill holes, totaling 2,057.6m in HQ core size, were completed. Logging and sampling activities have been completed, and we are currently awaiting assay results. These results are expected to be released during the fourth quarter of 2025. We are excited to see what further exploration of Waterpump Creek South will reveal and how it may contribute to the overall understanding of the Illinois Creek Project.

Additional field studies, following up on prior soil geochemical anomalies, led the geologic team to the discovery of "Silver Sage", an exciting, entirely new area of mineralization.  This new discovery is one more indication of the continuity and potential of this large CRD property.  The Silver Sage discovery lies between Warm Springs and Water Pump Creek, just off the south end of our 4400 ft airstrip. Trenching activities in this area uncovered near surface argentiferous galena, cerussite (Lead carbonate) and sphalerite mineralization.  Subsequent field work included excavating pits and additional soil sampling, and we were able to finish our season with nine drill holes totaling 906.5m in this new area.  Initial assay results from these activities are anticipated to be released in Q4.

Figure 1.  Illinois Creek Project Map with Resources and Major Prospects.

Qualified Person

Patrick Donnelly P.Geo, Executive Vice President of Alaska Silver, a Qualified Person under National Instrument 43-101, has reviewed and approved the scientific and technical information in this news release.

About Alaska Silver

Alaska Silver is the pioneer of one of North America's major high-grade silver and critical minerals districts at the Illinois Creek (IC) Project in western Alaska.  Anchored by the high-grade silver mineralization of the Waterpump Creek zone, 75 Moz @ 980 g/t AgEq (Inferred)1, open to the north and south and the historic Illinois Creek mine, 525 Koz AuEq - 373 Koz @ 1.3 g/t AuEq (Indicated), 152 Koz @ 1.44 g/t AuEq (Inferred)1, Alaska Silver's 100% owned carbonate replacement deposit shows significant exploration potential across its 8-km length.  Located approximately 38 kilometers from the Yukon River, the region's marine highway, the claims of the IC project cover a 100% owned land package of 80,895 acres (126.36 sq miles or 32,337 hectares).  Headquartered in both Alaska and Arizona, Alaska Silver brings together a team with a proven track record of large-scale mine discoveries.

1 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project Update, Illinois Creek Mining District, Western Alaska, USA" dated April 2, 2024 (effective date of February 20, 2024).

    "Kit Marrs"

Kit Marrs

President & CEO

kit@alaskasilver.com

Phone: 1-520-200-1667

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation    thereof. This forward-looking information relates to, among other things, ongoing and anticipated exploration work at the Illinois Creek Project; the anticipated timing of assay results and the expected results therefrom; the potential for an entirely new area of mineralization at Silver Sage; the potential continuity of the CRD property; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Illinois Creek Project as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the effective targeting activities proposed by the Company; the benefits of the Company's approach to exploration; and the anticipated benefits of the Company's approach to the resource development plan.

Such forward-looking information is based on numerous assumptions, including among others, that exploration work at the Illinois Creek Project will occur as anticipated; assay results will be received when anticipated; Silver Sage will represent an entirely new area of mineralization; the CRD property will exhibit the anticipated continuity; the Company will be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; exploration activities (including drill results) will accurately predict mineralization; the Company will be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the targeting activities proposed by the Company will be effective; and the Company's approach to exploration will result in the expected benefits. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: the risk that exploration work at the Illinois Creek Project will not occur as anticipated; the risk that assay results will not be received when anticipated; the risk that Silver Sage will not represent a new area of mineralization as anticipated; the risk that the CRD property will not exhibit the anticipated continuity; the risk that the Company will not be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; the risk that exploration activities (including drill results) will not accurately predict mineralization; the the risk that Company will not be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the risk that the targeting activities proposed by the Company will not be effective; the risk that the Company's approach to exploration will not result in the expected benefits; risks related to market conditions and metal prices; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.